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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                --------------



                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                               FEBRUARY 9, 1996
                                Date of Report
                      (Date of earliest event reported)

                      ---------------------------------



                        ADVANCED TISSUE SCIENCES, INC.
            (Exact name of registrant as specified in its charter)

                      ---------------------------------



          Delaware                    0-016607             14-1701513
---------------------------------    -----------       -------------------
(State or other jurisdiction of      (Commission        (I.R.S. Employer
of incorporation or organization)      File No.)       Identification No.)


     10933 North Torrey Pines Road, La Jolla, California          92037
     ---------------------------------------------------        ----------
           (Address of principal executive offices)             (Zip Code)


     Registrant's telephone number, including area code:  (619) 450-5730








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Item 5.  Other Events

Effective February 9, 1996, Advanced Tissue Sciences, Inc. (the "Company" or "Advanced Tissue Sciences") entered into an investment agreement (the "Investment Agreement") with Ramius Hatteras Partners, L.P. (the "Investor"), a newly formed, single purpose investment group, for an equity line which allows the Company to access up to $50 million through sales of its Common Stock. The equity line will remain available for a period of two years from the date of the Investment Agreement. The decision to draw any funds under the Investment Agreement and the timing of any such draw is solely at the Company's discretion.

The Investment Agreement provides that Advanced Tissue Sciences can obtain up to $15 million at any one time through a sale of the Company's Common Stock. Should the Company draw upon the equity line, any shares sold will be at a 5% discount to the average low trading price of the Company's Common Stock over a specified period of time as determined by market volume at the time of the draw. Drawing under the Investment Agreement is subject to the satisfaction of certain conditions, including registration of the shares, a minimum trading price of $2.00 per share, and certain limitations on the number of shares of the Company's Common Stock being held by the Investor at any point in time. Palladin Group, L.L.C. has guaranteed the equity line.

As a commitment fee for keeping the equity line available for the two-year period, the Company has issued a warrant dated February 9, 1996 (the "Warrant") to the Investor exercisable for 175,000 shares of Common Stock at an exercise price of $10.50 per share. The Warrant is exercisable for a period of seven years. Under the Investment Agreement and the Warrant, a registration statement pertaining to the warrant shares is to being filed by the earlier of 180 days from the date of the Warrant or before any funds are drawn under the Investment Agreement.

The Investment Agreement between the Company and the Investor dated February 9, 1996 is attached hereto as exhibit and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such exhibit.

Item 7.  Exhibits

Exhibit
Number                          Description
-------                         -----------

  4.1 Investment Agreement between Advanced Tissue Sciences, Inc. and Ramius Hatteras Partners, L.P., dated February 9, 1996



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ADVANCED TISSUE SCIENCES, INC.


Date:  February 16, 1996             By: /s/  Arthur J. Benvenuto
                                         ----------------------------
                                         Arthur J. Benvenuto
                                         Chairman and Chief Executive Officer

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                                EXHIBIT INDEX


Exhibit
Number                          Description                            Page
-------                         -----------                            ----

  4.1        Investment Agreement between Advanced Tissue
             Sciences, Inc. and Ramius Hatteras Partners, L.P., dated February 9, 1996